UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2018

AuraSource, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 South Price Road, Suite 210C Chandler, AZ	85286
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (480) 292-7179

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

On February 15, 2012, we entered into an agreement with Gulf Coast Holdings, LLC (“GCH”), an affiliate common ownership with HKM which owns over 10% voting rights, to reserve export ready one million tons of 64% Fe higher content iron ore and 13 million tons of 45% grade lower content iron ore, and two million tons of manganese ore. We issued the Mineral Deposit Shares to GCH or its assigns. On February 19, 2012, GCH assigned 100% of its interest in the Mineral Reserve Agreement to Hong Kong Minerals Holdings, Ltd. The Mineral Deposit Shares would vest and be delivered as follows: five million immediately and 11 million upon the successful completion of the first customer order of total revenue over $5 million. To date, the Company has not achieved $5 million in revenue, as such the 11 million shares was being held by the Company. Additionally, we entered into an agreement with Gulf Coast Mining Group, LLC (“GCM”) to purchase Minerals which would be delivered loose in bulk modified FOB. We entered into an agreement with GCH appointing GCH as the exclusive North American licensee for use and exploitation of our technology as it relates to applications involving precious metals in exchange for royalty payments of 5% of gross revenues. HKM was considered an affiliate as it owns greater than 10% of our outstanding common stock.

On June 19, 2018, the Company, GCH, GCM and HKM agreed to terminate all past agreements between the parties referenced above (“Release”). Under the terms of the Release, the Company will receive 20,000 tons of Iron Duke ore with equivalent chemical composition as that has been delivered in the past (“Payment”) Payment shall be set aside in a separate pile for AuraSource retrieval (the “Pick up”). Upon 30 days advanced written notice, AuraSource shall be allowed access to retrieve the Payment. Payment shall be removed from the ground prior and put in staging area by the end of the 30 days’ notice. The Company shall be responsible for all logistics and the costs associated therewith for loading and transporting the subject Payment. Such ore shall be picked up by the Company within 270 days from the date of execution of this Agreement. If the Company does not pick up the ore within the 270 days, the Company will lose the rights to the ore. The $363,077.89 (“Net Amount Owed”) which constitutes all deposits made by the Company, less all amounts owed by the Company under the past agreements shall be forgiven. The 16 million shares referenced above shall be cancelled.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

 None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AuraSource, Inc.

June 19, 2018

/s/ Eric Stoppenhagen

Name: Eric Stoppenhagen

Title: Chief Financial Officer